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Exhibit 99.2
Consulting Agreement with Virginia K. Sourlis, Esq.

February 25, 2004

Barry Reichman
President
Multimedia Tutorial Services, Inc.
205 Kings Highway
Brooklyn, New York 11223

         RE: LEGAL REPRESENTATION OF MULTIMEDIA TUTORIAL SERVICES, INC. PROXY STATEMENT AND S-8

Dear Barry:

This shall confirm that Multimedia Tutorial Services, Inc. (the "Company") hereby retains me, Virginia K. Sourlis, Esq. ("Attorney" or "I"), to draft and file a Proxy Statement and Form S-8. In return for legal services, the Company agrees to pay Attorney as follows: - Dollars ($-) to be paid upon filing the Proxy and S-8 and 150,000 shares of common stock to be issued within 2 weeks from the date hereof. The company also agrees to register the previously issued stock to the Attorney in the amount of 150,000 as well as the 150,000 shares to be issued hereunder in its S-8 filing.

The Company agrees that the transaction and terms in which Attorney is acquiring an interest in the Company are fair and reasonable to the Company and are fully disclosed, (2) the Company has been given a reasonable opportunity to seek the advice of independent counsel of the Company's choice on the transaction, and
(3) by signing below, the Company consents in writing to granting Attorney an equity interest in the Company. All shares to be issued hereunder shall be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

In addition to the compensation herein set forth, you will be charged for all reasonable and necessary disbursements, costs and expenses which may be paid or incurred by me on your behalf in connection with my representation, including but not limited to, postage, messenger service, word processing, toll telephone calls, photocopying and telecopying expenses. If any one disbursement exceeds One Hundred Dollars ($100.00), you may be asked to pay same directly to the service provider.

Please sign, date, and return a signed copy of this letter agreement. Thank you.

Sincerely,
/s/ Virginia K. Sourlis, Esq.
Virginia K. Sourlis, Esq.

THE ABOVE ARRANGEMENT IS AGREED TO ON THE DATE FIRST WRITTEN ABOVE:
-------------------------------------------------------------------

MULTIMEDIA TUTORIAL SERVICES, INC.


By: /s/ Barry Reichman
    -------------------------------
         Barry Reichman
         President




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June 26, 2003

Barry Reichman
President
Multimedia Tutorial Services, Inc.
205 Kings Highway
Brooklyn, New York 11223

         RE:      LEGAL REPRESENTATION OF MULTIMEDIA TUTORIAL SERVICES, INC.

Dear Barry:

This shall confirm that Multimedia Tutorial Services, Inc. (the "Company") hereby retains me, Virginia K. Sourlis, Esq. ("Attorney" or "I"), to review the Company's Form 10-K. In return for legal services, the Company agrees to pay Attorney as follows: - Dollars ($-) upfront and 150,000 shares of common stock to be issued with the check. As we discussed, my legal fees for professional services and legal counsel for one year (July 1, 2003 to July 31, 2004 ("First Year")) to the Company will be billed at the reduced rate of - Dollars ($-) per hour. My hourly rate may increase after the First Year.

The Company agrees that the transaction and terms in which Attorney is acquiring an interest in the Company are fair and reasonable to the Company and are fully disclosed, (2) the Company has been given a reasonable opportunity to seek the advice of independent counsel of the Company's choice on the transaction, and
(3) by signing below, the Company consents in writing to granting Attorney an equity interest in the Company.

In addition to the compensation herein set forth, you will be charged for all reasonable and necessary disbursements, costs and expenses which may be paid or incurred by me on your behalf in connection with my representation, including but not limited to, postage, messenger service, word processing, toll telephone calls, photocopying and telecopying expenses. If any one disbursement exceeds One Hundred Dollars ($100.00), you may be asked to pay same directly to the service provider.

Please sign, date, and return a signed copy of this letter agreement to me for my files together with a check for - Dollars ($-) payable to "Virginia K. Sourlis, Esq." along with a stock certificate for 150,000 shares of common stock. Thank you.

Sincerely,
/s/ Virginia K. Sourlis, Esq.
Virginia K. Sourlis, Esq.

THE ABOVE ARRANGEMENT IS AGREED TO:
-----------------------------------

MULTIMEDIA TUTORIAL SERVICES, INC.


By: /s/ Barry Reichman
    -------------------------------------
         Barry Reichman
         President

May 11, 2004

Barry Reichman
President
Multimedia Tutorial Services, Inc.
205 Kings Highway
Brooklyn, New York 11223

         RE: LEGAL REPRESENTATION OF MULTIMEDIA TUTORIAL SERVICES, INC. - FORM 10-KSB

Dear Barry:

This shall confirm that Multimedia Tutorial Services, Inc. (the "Company") hereby retains me, Virginia K. Sourlis, Esq. ("Attorney" or "I"), to review the Company's Form 10-KSB. In return for legal services, the Company agrees to pay Attorney as follows: - Dollars ($-) upfront and 150,000 shares of common stock to be issued with the check. As we discussed, my legal fees for professional services and legal counsel for one year (July 1, 2003 to July 31, 2004 ("First Year")) to the Company will be billed at the reduced rate of - Dollars ($-) per hour. My hourly rate may increase after the First Year.

The Company agrees that the transaction and terms in which Attorney is acquiring an interest in the Company are fair and reasonable to the Company and are fully disclosed, (2) the Company has been given a reasonable opportunity to seek the advice of independent counsel of the Company's choice on the transaction, and
(3) by signing below, the Company consents in writing to granting Attorney an equity interest in the Company.

In addition to the compensation herein set forth, you will be charged for all reasonable and necessary disbursements, costs and expenses which may be paid or incurred by me on your behalf in connection with my representation, including but not limited to, postage, messenger service, word processing, toll telephone calls, photocopying and telecopying expenses. If any one disbursement exceeds One Hundred Dollars ($100.00), you may be asked to pay same directly to the service provider.

Please sign, date, and return a signed copy of this letter agreement to me for my files together with a check for - Dollars ($-) payable to "Virginia K. Sourlis, Esq." along with a stock certificate for 150,000 shares of common stock. Thank you.

Sincerely,
/s/ Virginia K. Sourlis, Esq.
Virginia K. Sourlis, Esq.

THE ABOVE ARRANGEMENT IS AGREED TO:

MULTI-MEDIA TUTORIAL SERVICES, INC.


By: /s/ Barry Reichman
    ---------------------------
         Barry Reichman
         President